UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 1, 2018

(Exact name of registrant as specified in its charter)

Nevada	000-29363	88-0343702
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification Number)

1771 E. Flamingo Rd #201-A, Las Vegas, NV 89119
(Address of principal executive offices)

(702) 734-3457
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2018, Players Network (the “Company”) entered into a Revised Stipulation for Settlement of Claims (the “Settlement Agreement”) with RAI Capital, LLC (“RAI”), pursuant to which the Company agreed to issue common stock to RAI in exchange for the settlement of outstanding claims against the Company in the aggregate amount of $398,217.30 (the “Claim Amount”). RAI had previously purchased the claims from certain vendors of the Company.

On June 1, 2018, the Superior Court of the State of California, County of Los Angeles, Central District (the “Court”), entered an order (the “Order”) approving the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the Settlement Agreement, in the matter entitled RAI Capital, LLC, Plaintiff, v. Players Network, Inc., Defendant (the “Action”). RAI commenced the Action against the Company to recover the Claim Amount, consisting of past-due obligations and accounts payable of the Company which RAI had purchased from certain vendors of the Company pursuant to the terms of separate receivable purchase agreements between RAI and such vendors. The Order provides for the full and final settlement of the Action.

Pursuant to the terms of the Settlement Agreement approved by the Order, the Company agreed to issue to RAI shares (the “Settlement Shares”) of the Company’s common stock (“Common Stock”), including an initial issuance of 13,298,837 Settlement Shares (the “Initial Issuance”). The Settlement Agreement provides that the final number of Settlement Shares (the “Final Amount”) will be sum of (a) one-seventh of the Claim Amount (b) divided by 80% of the arithmetic average of the individual volume weighted average prices of any five trading days selected by RAI during the ten trading days preceding each of the seven “Calculation Dates”. The Calculation Dates are the date of the Initial Issuance, and six subsequent dates that are each separated by intervals of three weeks. Following the last Calculation Date, if the sum of the Initial Issuance and any additional issuances to RAI under the Settlement Agreement is less than the Final Amount, the Company will issue additional shares of Common Stock to RAI, up to the Final Amount, and (b) if the sum of the Initial Issuance and any additional issuances exceeds the Final Amount, RAI will return such excess number of shares of Common Stock to the Company for cancellation.

After the Initial Issuance, and until the date that is 12 trading days following the last Calculation Date, RAI may sell no more than an aggregate of $75,000 of Common Stock every 12 trading days, except that on any day that the Common Stock trades over $150,000, RAI may trade up to an additional fifteen percent (15%) of that day's trading volume.

The Settlement Agreement provides that in no event will the Company issue shares of Common Stock to RAI if such shares, when aggregated with all shares of Common Stock then beneficially owned or controlled by RAI or its affiliates at such time, exceed 4.99% of the total number of shares of Common Stock outstanding after such issuance.

The description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth under Item 1.01 of this Current Report, with disclosures incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Revised Stipulation for Settlement of Claims, dated as of May 31, 2018, among RAI Capital, LLC and Players Network

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 13, 2018

By:	/s/ Mark Bradley
Mark Bradley, Chief Executive Officer